Exhibit No. 99.2

  Certification of Chief Financial Officer of Innovo
                      Group Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended March 1, 2003 of Innovo Group Inc. (the
"Issuer").

I, Marc B. Crossman, the Chief Financial Officer of
Issuer certify that to the best of my knowledge:

     (i)    the Form 10-Q fully complies with the
       requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15
       U.S.C. 78m(a) or 78o(d)); and

     (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:  April 15, 2003          /s/ Marc B. Crossman
      ----------------          --------------------
                                Name: Marc B. Crossman